January 29,  1997



                              CONSENT OF COUNSEL



We consent to the reference to our firm under the caption "Legal Opinions" contained in the Prospectus which forms a part of the Registration Statement.



                               /s/ BLAZZARD, GRODD & HASENAUER, P.C.

                                   BLAZZARD, GRODD & HASENAUER, P.C.